Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to incorporation by reference in the registration statement on Form S-8 of Mitcham Industries, Inc. of our report dated May 20, 2004, which report appears in the January 31, 2004 annual report on Form 10-K of Mitcham Industries, Inc.

/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP
Houston, Texas
November 22, 2004